Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

Polymer Group, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Company adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Company:

RESOLVED, that each of the President and Chief Executive Officer, Executive Vice President, Chief Financial Officer, Treasurer, any President and any Senior Vice President, and such other officers of the Company as any of them shall deem appropriate (each, an “Authorized Officer”) be, and each of them hereby is, authorized to take any and all actions that they or any of them may deem necessary or appropriate to change the name of the Company to AVINTIV Specialty Materials Inc.; and further

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation, in the form to be determined by the Authorized Officers of the Company, be, and hereby is, approved and declared to be advisable by the Board of Directors in all respects; and further

RESOLVED, that the Authorized Officers of the Company be, and each of them hereby is, authorized and directed to take any and all actions that they or any of them may deem necessary or appropriate to implement the foregoing resolutions, including, without limitation, to file the Certificate of Amendment with the Secretary of State of the State of Delaware and with such other public officials in such State or in such other States as may be necessary or desirable to effectuate such Certificate of Amendment; and

SECOND: That Article First of the Certificate of Incorporation of the Company shall be amended as follows:

The name of the Corporation is AVINTIV Specialty Materials Inc.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FOURTH: That this Certificate of Amendment to the Certificate of Incorporation shall be effective as of the date of its filing with the Secretary of State of the State of Delaware.

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IN WITNESS WHEREOF, the Company has caused this certificate to be signed by April Miller Boise, its Senior Vice President, General Counsel, Head of Global Mergers & Acquisitions and Secretary, this 4th day of June 2015.

By:	/s/ April Miller Boise
	Name:	April Miller Boise
	Title:	Senior Vice President, General Counsel, Head of Global Mergers & Acquisitions and Secretary

[Signature Page to Certificate of Amendment]